                                         Exhibit 99.2 - Joint Filers' Signatures

Designated Filer: Chesapeake Energy Corporation
Issuer & Ticker Symbol: Bronco Drilling, Inc. (BRNC)
Date of Event Requiring Statement: April 14, 2011

                   CHESAPEAKE OPERATING, INC.
                   By: /s/ Domenic J. Dell'Osso, Jr.
                   ------------------------------------------------------------
                   Name:   Domenic J. Dell'Osso, Jr.
                   Title:  Executive Vice President and Chief Financial Officer
                   Date:   April 25, 2011

                   NOMAC DRILLING, L.L.C.
                   By:  /s/ Domenic J. Dell'Osso, Jr.
                   ------------------------------------------------------------
                   Name:   Domenic J. Dell'Osso, Jr.
                   Title:  Executive Vice President and Chief Financial Officer
                   Date:   April 25, 2011

                   NOMAC ACQUISITION, INC.
                   By:  /s/ Domenic J. Dell'Osso, Jr.
                   ------------------------------------------------------------
                   Name:   Domenic J. Dell'Osso, Jr.
                   Title:  Executive Vice President and Chief Financial Officer
                   Date:   April 25, 2011